EXHIBIT 10.1


                   [LETTERHEAD - SUNTRUST ROBINSON HUMPHREY]





COMMITMENT LETTER
-----------------

March 11, 2002


Dollar General Corporation
100 Mission Ridge
Goodlettsville, TN 37072



Attention:        Mr. James J. Hagan
                  Executive Vice President and
                     Chief Financial Officer

                  Mr. Wade Smith
                  Treasurer

         Re: $450,000,000 Revolving Credit Facilities for Dollar General Corporation (the "Credit Facilities")

Ladies and Gentlemen:

     SunTrust Bank is pleased to commit to provide $450,000,000 in revolving credit facilities (the "Credit Facilities") described in the summary of term and conditions attached as Annex I (the "Term Sheet") to Dollar General Corporation (the "Company"), subject to the terms and conditions set forth in this letter and in the Term Sheet (collectively, this "Commitment Letter"), the proceeds of which shall be used for (i) refinancing all amounts outstanding under the Company's existing $175,000,000 revolving credit facility, and the two synthetic lease facilities totaling $383,000,000, and (ii) working capital and other general corporate purposes of the Company (including funding of draws under trade letters of credit issued for its account).

     SunTrust Bank agrees to act as sole agent for the Credit Facilities, and SunTrust Capital Markets, Inc. ("SunTrust Capital Markets" and, together with SunTrust Bank, "SunTrust") agrees to act as lead arranger and book manager for the Credit Facilities, in each case subject to the terms and conditions of this Commitment Letter. In consideration for the undertakings and obligations of SunTrust under this Commitment Letter, the Company agrees that SunTrust Bank will act as the sole and exclusive agent for the Credit Facilities, that SunTrust Capital Markets will act as the sole and exclusive arranger and book manager for the Credit Facilities, and that no other agents, co-agents or arrangers will be appointed, or other titles conferred, without the prior written consent Of SunTrust Capital Markets.

Dollar General Corporation
--------------------------
March 11, 2002
Page 2


A.   Terms and Conditions of the Credit Facilities

     The Credit Facilities will consist of a $300,000,000 three year revolving credit facility and a $150,000,000 364-day revolving credit facility. The principal terms and conditions of the Credit Facilities shall include those set forth in the Term Sheet. In addition, SunTrust Capital Markets, on behalf of the Lenders, may require certain other customary terms and conditions found in credit facilities of this type, and substantially similar to those in the Company's existing $175,000,000 revolving credit facility, which may not be specifically listed in the Term Sheet.

B.   Syndication
     -----------

     Although SunTrust Bank has, subject to the terms and conditions hereof, provided a commitment for the entire amount of the Credit Facilities, it is the intent of SunTrust Bank to syndicate the Credit Facilities, and, as a material inducement to SunTrust Bank's issuing its commitment hereunder, the Company hereby agrees to provide its reasonable cooperation in such syndication process. The Company's assistance shall include (but not be limited to) (i) making senior management and representatives of the Company and its affiliates available to participate in meetings and to provide information to potential lenders under the Credit Facilities (the "Lenders") at such time as SunTrust Capital Markets may reasonably request, (ii) using the Company's existing lending relationships to assist in the syndication process, and (iii) providing to SunTrust Capital Markets all information reasonably deemed necessary to SunTrust Capital Markets to complete the syndication, including an information memorandum with respect to the Credit Facilities and the Company and projected financial statements with respect to the Company and the transactions contemplated by this Commitment Letter (the "Projections").

     SunTrust Capital Markets will manage all aspects of the syndication of the Credit Facilities in consultation with SunTrust Bank and the Company, including the timing of all offers to potential Lenders, the allocation of commitments, and the determination of compensation and titles (such as co-agent, managing agent, etc.) given, if any, to such Lenders. The Company agrees that no Lender will receive any compensation for its commitment to, or participation in, the Credit Facilities except as expressly set forth in the Term Sheet or the Fee Letter (as defined below), or as otherwise agreed to and offered by SunTrust Capital Markets.

     In addition, until the commitment of SunTrust Bank is reduced to no more than $100,000,000 before or after closing of the Credit Facilities, SunTrust's obligations pursuant to this Commitment Letter shall be further subject to the terms and conditions set forth in the Fee Letter.

     To ensure an orderly and effective syndication of the Credit Facilities, the Company further agrees that until the earlier of the termination of this Commitment

Dollar General Corporation
--------------------------
March 11, 2002
Page 3


Letter and the reduction of SunTrust Bank's commitment before or after the closing of the Credit Facilities to no more than $100,000,000, the Company will not, and will not cause or permit any of its affiliates or agents to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility or debt security
(including any renewals thereof) except with the prior written consent of SunTrust Capital Markets.

C.   Fees.
     -----

     The fees payable to SunTrust Bank and SunTrust Capital Markets in connection with their obligations hereunder are set forth in that certain letter agreement dated as of the date hereof, among the Company, SunTrust Bank and SunTrust Capital Markets (the "Fee Letter"). The obligations of SunTrust pursuant to this Commitment Letter are subject to the execution and delivery of the Fee Letter by the Company, which Fee Letter constitutes an integral part of this Commitment Letter.

D.   Conditions Precedent.
     ---------------------

     The undertakings and obligations of SunTrust under this Commitment Letter are subject to: (i) the preparation, execution and delivery of mutually acceptable loan documentation, including a credit agreement incorporating substantially the terms and conditions outlined in this Commitment Letter; (ii) the absence of (A) a material adverse change in the assets, operations, or financial condition of the Company and its subsidiaries or affiliates, as reflected in its consolidated financial statements as of February 2, 2002 and
(B) any change after the date hereof in loan syndication, financial or capital market conditions generally that, in the reasonable judgment of SunTrust Capital Markets, would materially impair syndication of the Credit Facilities, (iii) no withdrawal of the Company's debt ratings from either Moody's or S&P having occurred after the date of this Commitment Letter, (iv) completion to the satisfaction of the Lead Arranger and the Agent of due diligence as to pending and threatened litigation and regulatory investigations and proceedings, including but not limited to, class action lawsuits, shareholder derivative, third party claims, and Securities and Exchange Commission investigations arising in connection with the Company's restatement of its financial statements and other related matters (which due diligence as to such matters the Lead Arranger and the Agent expect to complete within ten business days following their receipt from the Company or its counsel of all requested information with respect thereto), (v) the Company's actual EBITDAR (as such term is defined in the Term Sheet) for its fiscal year ending in February 2002, as reflected in its audited year-end financial statements, being equal to or exceeding $669,000,000,
(vi) the accuracy of all representations in all material respects that you make to us (including those in Section E below) and all information that you furnish to us and your compliance with the terms of this Commitment Letter; (vii) the payment in full of all fees, expenses and other amounts payable hereunder and

Dollar General Corporation
--------------------------
March 11, 2002
Page 4


under the Fee Letter; and (viii) a closing of the Credit Facilities on or prior to June 30, 2002.

E.   Representations
     ---------------

     You represent and warrant that (i) all information that has been or will be made available to SunTrust by you or any of your representatives in connection with the transactions contemplated by this Commitment Letter (other than the Projections) (the "Information") is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were or will be made, and (ii) the Projections have been or will be prepared in good faith based upon reasonable assumptions. You agree to supplement the Information and the Projections from time to time prior to completion of syndication of the Credit Facilities (whether before or after closing) so that the representations and warranties contained in this paragraph remain correct. In issuing the commitments and undertakings hereunder and in arranging and syndicating the Credit Facilities, you acknowledge that SunTrust Bank and SunTrust Capital Markets are relying on the accuracy of the Information and the Projections without independent verification thereof.

F.   Indemnities, Expenses, Etc.
     ---------------------------

     1. Indemnification. You agree to indemnify and hold harmless SunTrust Capital Markets, SunTrust Bank, each other Lender, their respective affiliates and their respective directors, officers, employees, agents, representatives, legal counsel, and consultants (each, an "Indemnified Person") against, and to reimburse each Indemnified Person upon its demand for, any losses, claims, damages, liabilities or other reasonable expenses ("Losses") incurred by such Indemnified Person insofar as such Losses arise out of or in any way relate to or result from this Commitment Letter, the Fee Letter, the financings contemplated by this Commitment Letter or the proposed use of the proceeds of the Credit Facilities, including, without limitation, all Losses arising out of any legal proceeding relating to any of the foregoing (whether or not such Indemnified Person is a party thereto); provided that the Company shall not be liable to any Indemnified Person pursuant to this indemnity for any Losses to the extent that a court having competent jurisdiction shall have determined by a final judgment (not subject to further appeal) that such Loss resulted primarily from the gross negligence or willful misconduct of such Indemnified Person.

     2. CONSEQUENTIAL DAMAGES. NO INDEMNIFIED PARTY SHALL BE RESPONSIBLE OR LIABLE TO THE COMPANY OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF THIS COMMITMENT LETTER, THE

Dollar General Corporation
--------------------------
March 11, 2002
Page 5


FEE LETTER, THE CREDIT FACILITIES OR ANY OF THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED BY THIS COMMITMENT LETTER.

     3. Expenses. In further consideration of the commitments and undertakings of SunTrust hereunder, and recognizing that in connection herewith SunTrust will be incurring certain costs and expenses (including, without limitation, fees and disbursements of counsel, and costs and expenses for due diligence, syndication, transportation, duplication, mailings, messenger services, dedicated web page on the internet for the transactions contemplated by this Commitment Letter, appraisal, audit and insurance), you hereby agree to pay, or to reimburse SunTrust on demand for, all such reasonable costs and expenses (whether incurred before or after the date hereof), regardless of whether any of the transactions contemplated hereby are consummated. You also agree to pay all costs and expenses of SunTrust (including, without limitation, reasonable fees and disbursements of counsel) incurred in connection with the enforcement of any of their rights and remedies hereunder.

G.   Special Disclosure.
     -------------------

     SunTrust Capital Markets is a wholly owned subsidiary of SunTrust Banks, Inc. ("STBI") and an affiliate of SunTrust Bank. SunTrust Capital Markets is a broker/dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation ("SIPC"). Although it is a subsidiary of STBI, SunTrust Capital Markets is not a bank and is separate from SunTrust Bank or any banking affiliate of SunTrust Bank. SunTrust Capital Markets is solely responsible for its contractual obligations and commitments.

     Securities and financial instruments sold, offered, or recommended by SunTrust Capital Markets are not bank deposits, are not insured by the Federal Deposit Insurance Corporation, SIPC or any governmental agency and are not obligations of or endorsed or guaranteed in any way by any bank affiliated with SunTrust Capital Markets or any other bank unless otherwise stated.

     The Company authorizes SunTrust Capital Markets and its affiliates, including SunTrust Bank, to share with each other, and to use, credit and other confidential or non-public information regarding the Company to the extent permitted by applicable laws and regulations and solely for the purpose of performing their obligations under this Commitment Letter and the Credit Facilities. It is the policy of SunTrust Bank and SunTrust Capital Markets to strictly protect confidential non-public client information. Therefore, any information shared within SunTrust will be on a limited basis and only to people within the organization who are part of our relationship team, except as otherwise provided in this Commitment Letter.

Dollar General Corporation
--------------------------
March 11, 2002
Page 6


H.   Miscellaneous.
     --------------

     1. Effectiveness. This Commitment Letter shall constitute a binding obligation of SunTrust for all purposes immediately upon the acceptance hereof by the Company in the manner specified below. Notwithstanding any other provision of this Commitment Letter, the commitments and undertakings of SunTrust set forth herein shall not be or become effective for any purpose unless and until this Commitment Letter shall have been accepted by the Company in the manner specified below.

     2. Acceptance by the Company. If you are in agreement with the foregoing, please sign and return the enclosed copy of this Commitment Letter by fax and overnight courier service to

                  SunTrust Capital Markets, Inc.
                  303 Peachtree Street, 24th Floor
                  Atlanta, GA 30308

                  Attention: Jeff Titus
                  Fax:  (404) 827-6514
                  Telephone:  (404) 575-2865

     3. Termination. Unless you have signed and returned the enclosed copy of this Commitment Letter and the Fee Letter, and paid the non-refundable deposit due upon such signing and acceptance as provided in the Fee Letter, prior to 5:00 p.m., Atlanta, Georgia time, on March 18, 2002, then the commitments and obligations of SunTrust under this Commitment Letter shall terminate on such date. If this Commitment Letter is executed and delivered by the Company to SunTrust Capital Markets in accordance with the preceding sentence, this Commitment Letter, and the commitments and obligations of SunTrust under this Commitment Letter, shall terminate on June 30, 2002, unless the definitive credit agreement and other legal documents related to the Credit Facilities have been executed and delivered on or prior to such date. In addition to the foregoing, this Commitment Letter may be terminated at any time by mutual agreement. Furthermore, by acceptance of this Commitment Letter, any other commitments outstanding with respect to the Credit Facilities by SunTrust will be terminated.

     4. No Third-Party Beneficiaries. This Commitment Letter is solely for the benefit of the Company and SunTrust; no provision hereof shall be deemed to confer rights on any other person or entity.

     5. No Assignment. This Commitment Letter may not be assigned by the Company to any other person or entity, but all of the obligations of the Company hereunder shall be binding upon the successors and assigns of the Company.

Dollar General Corporation
--------------------------
March 11, 2002
Page 7


     6. Tombstone Advertisements. Upon closing and initial funding of the Credit Facilities, SunTrust or any affiliate of SunTrust may place customary "tombstone" advertisements in publications of their choice at their own expense.

     7. GOVERNING LAW. THIS COMMITMENT LETTER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     8. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE COMPANY, SUNTRUST BANK AND SUNTRUST CAPITAL MARKETS WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS COMMITMENT LETTER OR ANY OTHER DOCUMENTS CONTEMPLATED HEREBY.

     9. Survival. The obligations and agreements of the Company with respect to changes in the terms and conditions of the Credit Facilities under the third paragraph of Section B, indemnification provisions and costs and expense provisions under Section F, the sharing of information under Section G and the confidentiality provisions of paragraph 10 of this Section H shall survive the expiration and termination of this Commitment Letter.

     10. Confidentiality. Neither this Commitment Letter, the Fee Letter nor any of their terms or substance may be disclosed by you, directly or indirectly, to any other person or entity except (i) to your officers, agents and advisors who are directly involved in the transactions contemplated hereby or (ii) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof), provided, that the foregoing restrictions shall cease to apply (except in respect of the Fee Letter and its terms and substance) after this Commitment Letter has been accepted by you or has been terminated or expires by its terms.

     11.  Counterparts.  This Commitment Letter may be executed in any number of
separate   counterparts,   each  of  which  shall  collectively  and  separately
constitute one agreement.

Dollar General Corporation
--------------------------
March 11, 2002
Page 8



     12. Entire Agreement. Upon acceptance by you as provided herein, this Commitment Letter and the Fee Letter referenced herein shall supersede all understandings and agreements between the parties to this Commitment Letter in respect of the transactions contemplated hereby.

         We look forward to working with you on this important transaction.

                                              Very truly yours,

                                              SUNTRUST BANK


                                              By:    /S/ Scott Corley
                                                     ------------------
                                                     Name:  Scott Corley
                                                     Title: Director


                                              SUNTRUST CAPITAL MARKETS, INC.


                                              By:    /S/ Jeffrey R. Titus
                                                     ----------------------
                                                     Name:  Jeffrey R. Titus
                                                     Title: Managing Director


ACCEPTED AND AGREED
this 18 day of March, 2002;

DOLLAR GENERAL CORPORATION


By:   /S/ James J. Hagan
      --------------------
      Name:  James J. Hagan
      Title: Executive Vice President and Chief Financial Officer

                    [LETTERHEAD-SUNTRUST ROBINSON HUMPHREY]



                  SUMMARY OF PRINCIPAL TERMS AND CONDITIONS OF
                  --------------------------------------------
                $450,000,000 SENIOR REVOLVING CREDIT FACILITIES 1
                -------------------------------------------------


I.   DESCRIPTION OF THE CREDIT FACILITIES
     ------------------------------------

Credit Facilities:      $450,000,000  revolving credit facilities  (together the
                        "Revolvers") as follows:

                        (1)  $300,000,000   3-year  revolving  credit  facility,
                             including   a   $20,000,000    letter   of   credit
                             subfacility (the "3-Year Revolver"); and

                        (2) $150,000,000 364-day revolving credit facility (the "364-Day Revolver").

Borrower:               Dollar General Corporation (the "Borrower").

Guarantors:             All present and future direct and indirect  Subsidiaries
                        of the Borrower (the "Guarantors").

Agent:                  SunTrust Bank ("SunTrust" or the "Agent").

Lead Arranger:          SunTrust Robinson  Humphrey Capital Markets,  a division
                        of SunTrust Capital Markets, Inc. (the "Lead Arranger").

Lenders: SunTrust and a syndicate of financial institutions acceptable to the Borrower, the Arranger and SunTrust, as Agent (together, the "Lenders").

Letter of Credit
Issuing Bank:           SunTrust Bank (in such capacity, the "Issuing Bank").

Purpose: Proceeds of the Revolvers shall be used for (1) refinancing all amounts outstanding under the Borrower's existing $175,000,000 revolving credit facility, and the two synthetic lease facilities totaling $383,000,000, and (2) working capital and other general corporate purposes of the Borrower (including funding of draws under trade letters of credit issued for its account).

------------------------

1 Note: Italicized terms are defined in the attached Annex I ("Selected
        Definitions")

Maturity:               (1)  The 3-Year Revolver will terminate and be payable
                             in full three years from closing.

                        (2)  The 364-Day  Revolver will terminate and be payable
                             in  full  364  days   from   closing.

Collateral:              Unsecured,  with a negative  pledge on all  present and
                         future assets (subject to existing liens as approved by the Lead Arranger, the Agent and the Lenders).



II.  PRICING AND PAYMENT TERMS FOR THE FACILITIES
     --------------------------------------------

Interest Rate           The  Borrower  shall  be entitled to select  between the
Options:                following  interest rate options:

                        (i) Base Rate or (ii) LIBOR, in each case plus the Applicable Margin.

Interest Payments:      Interest  shall be  calculated on the basis of a 365-day
                        year for Base Rate advances and on a 360-day year for LIBOR advances and shall be payable on outstanding advances as follows:


                        (i) Base Rate advances - On the last day of each fiscal quarter, in arrears.


                        (ii) LIBOR advances - At the expiration of each Interest
                             Period, and with respect to loans made for an Interest Period longer than three months, on the last day of each three month period prior to the expiration of the Interest Period.


Letter of Credit Fees:  Fees on  outstanding  Letters of Credit shall be charged at a per annum rate equal to the Applicable Margin for LIBOR Advances as then in effect for the 3-Year Revolver as set forth in Annex II. In addition, the Borrower shall pay the Issuing Bank an issuance fee for each Letter of Credit as agreed to by the Issuing Bank and the Borrower, together with customary administrative charges.



 Default Rate:          If any Event of Default has occurred and is  continuing,
                        the otherwise then applicable interest rates shall be increased by 2% per annum; provided that, for any LIBOR advances, at the end of the applicable Interest Period, interest shall accrue thereafter at the Base Rate plus
                        2% per annum. Default interest shall be payable on demand.

Facility Fee:           A facility fee, payable quarterly in arrears for the pro
                        rata account of the Lenders, on the total amount of the Revolvers, in the amount designated in Annex II based on the Borrower's Applicable Debt Rating.

Mandatory               Mandatory prepayment  provisions  comparable to those in
Prepayments:            the  credit   agreement  for  the  Borrower's   existing
                        $175,000,000   revolving   credit   facility.

Funding; Payments;      Customary   provisions  with  respect  to:  notices  for
Pricing/Yield           borrowing  and  minimum/multiple  amounts  required  for
Protection              various borrowings and letters of credit; payment terms;
Provisions:             voluntary  reductions of  commitments  and  prepayments;
                        payment   of   withholding   tax   "gross-up"   amounts;
                        suspension of LIBOR pricing options due to illegality or
                        inability to ascertain funding costs; payment of reserve
                        requirements,   increased   funding  costs  and  capital
                        adequacy compensation; and payment of breakage and redeployment costs in connection with fundings and repayments of LIBOR advances.



III. CONDITIONS TO FUNDINGS
     ----------------------

Funding will be subject to conditions customary in credit facilities of this type, including, but not limited to, the following:

Conditions to Initial   (1) Execution   and   delivery   of  credit   agreement,
Borrowing:                  promissory notes,  guarantee  agreements,  and other
                            loan documents.

                        (2) Delivery of  certified  articles  of  incorporation,
                            good standing certificates and certified copies of other organizational documents, including bylaws, authorizing resolutions of board of directors, and incumbency certificates for the Borrower and all Guarantors.


                        (3) No  withdrawal of the  Borrower's  debt ratings from
                            either Moody's or S&P having occurred after March 11, 2002.

                        (4) Delivery  of  favorable  opinion of counsel  for the
                            Borrower and all Guarantors.

                        (5) Delivery  of  certificates  of  insurance  issued on
                            behalf  of   insurers  of  the   Borrower   and  all
                            Guarantors,  describing  in  reasonable  detail  the
                            types and amounts of insurance (property and liability) maintained by such parties.

                        (6) Payment in full of all fees and expenses  related to
                            the Revolvers.

                        (7) Completion to the  satisfaction of the Lead Arranger
                            and the Agent of due diligence (as contemplated by the Commitment Letter) as to pending and threatened litigation and regulatory investigations and proceedings, including but not limited to, class action lawsuits, shareholder derivative actions, third party claims, and Securities and Exchange Commission investigations arising in connection with the Borrower's restatement of its financial statements and related matters.

                        (8) The  Borrower's  actual  EBITDAR for its fiscal year
                            ending in February 2002, as reflected in its audited year-end financial statements, shall be not less than $669,000,000.

Conditions to All       (1) No Default  or Event of Default  shall then exist or
Borrowings:                 would result from such borrowing.

                        (2) All representations and warranties shall continue to
                            be true and correct in all material respects on and as of the date of each borrowing.

                        (3) Since  February  1, 2002,  there  shall have been no
                            change that has had or could be reasonably expected to have a material adverse effect on the assets, operations, or financial condition of the Borrower and its Subsidiaries taken as a whole.

IV.  REPRESENTATIONS AND WARRANTIES
     ------------------------------

Representations and warranties customary for credit facilities of this type, including but not limited to, the following matters in respect of the Borrower and Guarantors, as the case may be: due organization, qualification, and licensing; due authorization and enforceability of loan documents; receipt of necessary governmental and third party approvals for loan documents, and absence of conflict of loan documents with applicable law, organizational documents, and material contractual obligations; accuracy of financial statements and absence of material adverse change in financial condition; absence of material pending or threatened litigation (except as previously disclosed to, and approved by, the Lead Arranger, the Agent, and the Lenders) or environmental liabilities; ownership of all material properties (including intellectual property); compliance with laws and material agreements; payment of taxes; compliance with ERISA and absence of liability for unfunded or underfunded plans; maintenance of customary insurance; and accuracy of disclosures.

V.   COVENANTS
     ---------

Financial Covenants:    The  following  financial  covenants  shall be  measured
                        on a consolidated basis, including all Subsidiaries:

                        Adjusted Funded Debt/EBITDAR
                        ----------------------------
                        The Borrower shall maintain at all times a ratio of Adjusted Funded Debt to EBITDAR less than 2.00:1.00. The Borrower's compliance with this covenant shall be calculated on a rolling four quarter basis.

                        EBITR/Interest and Rent Expense Ratio
                        -------------------------------------
                        The Borrower shall maintain a ratio of EBITR to the sum of Interest Expenses plus Rent Expense greater than 2.00:1.00. The Borrower's compliance with this covenant shall be calculated on a quarterly basis.

                        Asset Coverage Ratio
                        --------------------
                        The Borrower shall maintain, as of the end of each month, a ratio of Eligible Inventory to Funded Debt of not less than 1.25:1.00; provided, however, the foregoing covenant shall no longer be applicable at such times as Borrower's Applicable Debt Rating shall, for a period of at least 90 consecutive days, have been BBB-or higher from S&P and Baa3 or higher from Moody's.


                        Consolidated Net Worth
                        ----------------------
                        The Borrower shall maintain at all times a Net Worth not less than the sum of (i) $[TBD], (ii) fifty percent (50%) of Consolidated Net Income for each fiscal quarter (beginning with the fiscal quarter ending [May 3,] 2002) for which Consolidated Net Income is positive, calculated quarterly at the end of each such fiscal quarter, and (iii) 100% of the cumulative net proceeds of capital stock received during any period after closing.

                        Capital Expenditures
                        --------------------
                        The Borrower shall not make capital expenditures, on a consolidated basis, in any fiscal year in an amount greater than $200,000,000; provided, however, the foregoing covenant shall no longer be applicable at such times as Borrower's Applicable Debt Rating shall, for a period of at least 90 consecutive days, have been BBB-or higher from S&P and Baa3 or higher from Moody.

Reporting               The Borrower  shall  deliver (i) its annual  unqualified
Requirements:           audited consolidated financial statements within 90 days
                        after the end of each fiscal year; (ii) its quarterly unaudited consolidated financial statements within 45 days after the end of each fiscal quarter that is not the end of a fiscal year; (iii) together with the financial statements described in clauses (i) and (ii) above, a certificate from the chief financial officer or treasurer (a) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, and (b) setting forth in reasonable detail calculations demonstrating compliance with the financial covenants, and (iv) its monthly report of Eligible
                        Inventory and Funded Debt for purposes of determining compliance with the Asset Coverage Ratio described above, so long as such covenant shall be applicable.



Affirmative             Customary affirmative covenants for credit facilities of
Covenants:              this type, including but not limited to, covenants as to
                        maintenance  of existence  and material  franchises  and
                        intellectual  property;   payment  of  taxes  and  other
                        obligations;   maintenance   of   customary   insurance;
                        maintenance  of fixed  assets in good order and  repair;
                        compliance with applicable laws; maintenance of books and records, with visitation and inspection rights of the Lenders; and further assurances as to delivery of guarantee agreements by newly organized or acquired
                        Subsidiaries.

Negative Covenants:     Customary  negative  covenants for credit  facilities of
                        this  type  and  substantially  similar  to those in the
                        Borrower's   existing   $175,000,000   revolving  credit
                        facility,   including  but  not  limited  to,  covenants
                        restricting (subject to qualifications and exceptions as
                        agreed by the Lenders and the  Borrower) as to incurring
                        of  additional   indebtedness;   granting  of  liens  or
                        security   interests  on  real  or  personal   property;
                        engaging in mergers,  consolidations,  or sales or other
                        dispositions  of assets  outside the ordinary  course of
                        business;   engaging  in   businesses   other  than  the
                        businesses   conducted   by   the   Borrower   and   its
                        Subsidiaries on the closing date;  investments in, loans
                        to, or guarantees of the indebtedness of, third parties;
                        acquisitions;    payments   of    dividends   or   other
                        distributions  on capital  stock,  redemption of capital
                        stock,   prepayment  of  subordinated  debt,  and  other
                        restricted payments; affiliate transactions on other than an arm's length basis; entering into agreements that prohibit or limit destructions or loans that may be made to the Borrower or any Subsidiary by any other
                        Subsidiary; agreements limiting the ability of the Borrower or any of its Subsidiaries to grant liens or security interests on any of their respective assets;
                        sales/leaseback transactions; certain modifications of material agreements and documents; and changes in fiscal year or accounting practices.



VI.  EVENTS OF DEFAULT
     -----------------

Customary events of default for credit facilities of this type, and substantially similar to those in the Borrower's existing $175,000,000 revolving credit facility, including but not limited to, the following (subject to normal and customary cure periods, where applicable:) Non-payment of interest, fees or other amounts when due; representations or warranties shall be untrue or incorrect in any material respect; breach of any financial covenant, negative covenant, or reporting requirement; breach of any other covenant or obligation that remains uncured for 30 days after notice or knowledge thereof; cross-default to other Indebtedness of the Borrower or any Subsidiary which individually or in the aggregate exceeds $10,000,000, or breach of any covenant contained in any agreement relating to such Indebtedness causing or permitting its acceleration; voluntary or involuntary bankruptcy proceedings; any final judgments or orders rendered against the Borrower or any Subsidiary in an aggregate amount exceeding $10,000,000 remaining in effect for 30 days without being stayed or discharged; occurrence of an ERISA event resulting in liability in an aggregate amount exceeding $10,000,000; termination or invalidity of any guarantee agreement of any Guarantor; or the aggregate amounts required to be paid by the Borrower pursuant to any settlement arrangement(s), judgment(s) or order(s) agreed by or entered against the Borrower in respect of litigation or regulatory investigations or proceedings arising out of the Borrower's restatement of its financial statements shall exceed those amounts to be agreed upon by the Borrower, the Lead Arranger and the Agent following completion of due diligence with respect thereto by the Lead Arranger and the Agent as provided in the Commitment Letter.

VII. OTHER TERMS
     -----------

Participations and      Assignments to other banks and financial institutions of
Assignments:            the  Revolvers  will be permitted by any Lender with the
                        written approval of the Borrower and the Agent (such approval not to be unreasonably withheld or delayed, and such approval not required by the Borrower if an Event of Default has occurred) in minimum increments of $1,000,000, provided, however, that (i) no such consent of the Borrower or the Agent shall be required to any assignment by a Lender to an affiliate of such Lender or to a fund managed by Lender or an affiliate of Lender and (ii) the minimum increment requirement shall not apply if a Lender is assigning its entire commitment. An administrative fee of $1,000 shall be due and payable by such assigning Lender to the Agent upon the occurrence of any assignment. Sales of participations to other banks and financial institutions will be permitted without restriction. Such participation will not release the selling Lender from its obligations with respect to the Revolvers.

Required Lenders:       Lenders  holding a majority of the  committed  amount of
                        the Revolvers.

Indemnification:        The Borrower shall pay (i) all reasonable, out-of-pocket
                        costs and  expenses  of the  Agent  and its  affiliates,
                        including the reasonable fees, charges and disbursements
                        of  counsel  for  the  Agent  and  its  affiliates,   in
                        connection   with  the   syndication  of  the  Revolvers
                        provided for herein,  the preparation and administration
                        of the loan documents and any amendments,  modifications
                        or  waivers  thereof  (whether  or not the  transactions
                        contemplated herein shall be consummated),  and (ii) all
                        out-of-pocket  costs and  expenses  (including,  without
                        limitation,    the   reasonable   fees,    charges   and
                        disbursements of outside counsel and the allocated cost of inside counsel) incurred by the Agent or any Lender in connection with the enforcement or protection of its rights in connection with the loan documentation or the loans made thereunder. The Borrower shall indemnify the

                        Agent and each Lender against all reasonable costs, losses, liabilities, damages, and expenses incurred by them in connection with any investigation, litigation, or other proceedings relating to the Revolvers, except when due to the gross negligence or willful misconduct on the part of the indemnified party, as determined by a final non-appealable judgment by a court of competent jurisdiction.

Governing Law:          State of Georgia

Dollar General Corporation
--------------------------------------------------------------------------------


                                     ANNEX I

                              SELECTED DEFINITIONS
                              --------------------


     Adjusted Funded Debt shall mean, at any time for the Borrower and its Subsidiaries on a consolidated basis, the sum of (i) Funded Debt at such time, and (ii) the present value (determined based on a discount rate of ten percent (10%) in accordance with discounted present value analytical technology) at such time of all remaining payments due under leases and financing obligations (excluding capital leases already included in the calculation of Funded Debt), whether for retail stores, distribution centers, administrative office space, furniture, fixtures, equipment, or other tangible assets, determined on a consolidated basis in accordance with generally accepted accounting principles.

     Applicable Debt Rating shall mean the senior unsecured non-credit enhanced long term debt rating of the Borrower as assigned by each of Moody's and S&P. If the Moody's rating and the S&P rating shall fall within different categories of the Pricing Grid attached as Annex II hereto, then the Applicable Debt Rating shall be determined by reference to the lower of the two ratings for all purposes hereunder.

     Applicable Margin shall mean the percentage (expressed in basis points) designated in the "Pricing Grid" attached hereto as Annex II based on the Borrower's Applicable Debt Rating.

     Base Rate shall mean the higher of (i) the rate which SunTrust announces from time to time as its prime lending rate, as in effect from time to time, or
(ii) the Federal Funds rate, as in effect from time to time, plus one-half of one percent (1/2%) per annum (any changes in such rates to be effective as of the date of any change in such rate). The SunTrust prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. SunTrust may make commercial loans or other loans at rates of interest at, above, or below the SunTrust prime lending rate.

     EBITDAR shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (i) EBITR for such period, and (ii) to the extent deducted in determining Net Income for such period, depreciation and amortization for such period, determined on a consolidated basis in accordance with generally accepted accounting principles in each case.

     EBITR shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (a) Net Income for such period, plus (b) to the extent deducted in determining the Net Income for such period (i) Interest Expense, (ii) income tax expense, and (iii) Rent Expense, determined on a

Dollar General Corporation
--------------------------------------------------------------------------------


consolidated basis in accordance with generally accepted accounting principles in each case.

     Eligible Inventory shall mean inventory of the Borrower and its Subsidiaries valued at the lower of cost or market with cost determined using the retail last-in, first-out method, all as properly reflected on the Borrower's consolidated balance sheet and otherwise determined in accordance with generally accepted accounting principles.

     Funded Debt shall mean, at any time, all outstanding Indebtedness of the Borrower and its Subsidiaries on a consolidated basis (other than as described in clause (xi) of the definition of the term Indebtedness), including without limitation, all obligations under the Revolvers.

     Indebtedness of any Person shall mean, without duplication, (1) obligations of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business on terms customary in the trade), (iv) obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) capitalized lease obligations of such Person, (vi) obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) guaranties by such Person of Indebtedness of others of the types described in this definition, (viii) all indebtedness of a third party secured by any lien on property owned by such Person, whether or not such indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock or member or other ownership interests of such Person, in each case where the holder of such capital stock or member or other ownership interests may require such purchase, redemption, retirement or other acquisition to be effected prior to the maturity of the 3-Year Revolver, (x) off-balance sheet liability in respect of asset securitization programs, synthetic leases, sale and leaseback transactions or other similar obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its subsidiaries, and (xi) obligations that would be due under any interest rate hedge agreement or foreign exchange agreement if terminated at such time.

     Interest Expense shall mean, for the Borrower and its Subsidiaries for any period, determined on a consolidated basis in accordance with GAAP, the sum of
(i) total interest expense, including without limitation the interest component of any payments in respect of capital leases capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) under hedging agreements

Dollar General Corporation
--------------------------------------------------------------------------------


during such period (whether or not actually paid or received during such period).

     Interest Period shall mean with respect to LIBOR loans, the period of 1, 2, 3 or 6 months selected by the Borrower pursuant to the terms of the Revolvers and subject to customary adjustments in duration.

     LIBOR shall mean, for any Interest Period, the British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars for a period comparable to the Interest Period appearing on Telerate Screen Page 3750, as of 11:00 a.m. London time, on the day that is two business days prior to the Interest Period. Such rates may be adjusted for any applicable reserve requirements.

     Net Income shall mean, for any period, the net income or loss of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded the income of any Person (other than the Borrower) in which any other Person (other than the Borrower or any Subsidiary) owns any equity interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the Subsidiaries during such period.

     Net Worth shall mean, at any time, the shareholders' equity of the Borrower, as set forth or reflected on the most recent consolidated balance sheet of the Borrower prepared in accordance with generally accepted accounting principles, but excluding any redeemable preferred stock.

     Person shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, or government, or any agency or political subdivision thereof.

     Rent Expense shall mean, for the Borrower and its Subsidiaries during any period, the aggregate amount of all rental payments (including both minimum and contingent rents) during such period in respect of all lease agreements and financing obligations (excluding any amounts in respect of capital leases or financing obligations included in the calculation of Interest Expense for such period), whether for retail stores, distribution centers, administrative office space, furniture, fixtures, equipment, or other tangible assets.

     Subsidiary shall mean, as to any Person, any other Person of which more than 50% of the outstanding stock or comparable equity interest having ordinary voting power for the election of the board of directors, managers, or similar governing body is at the time directly or indirectly owned by such Person or by one or more of its Subsidiaries.

                                         ANNEX II

                                     REVOLVER PRICING
                                     ----------------

3 Year Revolving Credit Facility
---------------------------------------------------------------------------------------------
        Senior                                     Applicable Margin
     Debt Rating                               (Basis points per annum)
---------------------------------------------------------------------------------------------
                              LIBOR          Facility Fee         Base         All In Spread
                                                                  Rate
                        ---------------------------------------------------------------------
     < BB+/Ba1                200.0              37.5             87.5             237.5
       BB+/Ba1                175.0              25.0             50.0             200.0
       BBB-/Baa3              125.0              25.0              0.0             150.0
       BBB/Baa2                85.0              20.0              0.0             105.0
     > BBB+/Baa1               75.0              15.0              0.0              90.0
---------------------------------------------------------------------------------------------


364-Day Revolving Credit Facility
---------------------------------------------------------------------------------------------
        Senior                                     Applicable Margin
     Debt Rating                               (Basis points per annum)
---------------------------------------------------------------------------------------------
                              LIBOR          Facility Fee         Base         All In Spread
                                                                  Rate
                        ---------------------------------------------------------------------
     < BB+/Ba1                205.0              32.5             87.5             237.5
       BB+/Ba1                180.0              20.0             50.0             200.0
       BBB-/Baa3              130.0              20.0              0.0             150.0
       BBB/Baa2                90.0              15.0              0.0             105.0
     > BBB+/Baa1               80.0              10.0              0.0              90.0
---------------------------------------------------------------------------------------------


                                      AII-1